                                                        EXHIBIT 10.91



ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS

We hereby confirm that per your authorization the following reinsurance has been effected. Please examine this document carefully. Immediate notification must be given of any discrepancies, inaccuracies or necessary changes. The Agreement will be issued by Alexander Reinsurance Intermediaries, Inc. establishing Terms and Conditions. This Cover Note shall be superseded by the Agreement when signed by you and the Reinsurers.
-------------------------------------------------------------------------------
REINSURED:      Transco Syndicate #1, Ltd., Alpine Insurance Company, Chicago,
                Illinois, and/or, as agreed by Reinsurers, any of their subsidiary, affiliated or associated companies. (Such entities are herein referred to as the Reinsured.)

TYPE:           Casualty Quota Share

BUSINESS
COVERED:        Business underwritten or managed by TCO Insurance Services, Inc.
                of Chicago, Illinois, and classified by the Reinsured as Primary General Liability, Primary Products Liability/Completed Operations and Following Form Excess Liability.

TERM: Continuous agreement effective April 1, 1995, covering policies in force as of April 1, 1995 and policies written or renewed on or after that date, as respects losses occurring on or after that date or claims made on claims made policies on or after that date. The agreement may be terminated by either party at any December 31 upon 60 days prior written notice by certified or registered mail. The first "underwriting year" is nine months, from April 1, 1995 through December 31, 1995. Each subsequent "underwriting year" is twelve months, from January 1 through December 31.

                Unearned premium reserve for subject policies in force at April 1, 1995 shall be ceded as soon as practicable after inception hereof.

                Upon termination of this agreement, the Reinsurer shall remain liable for losses occurring or claims made under policies in force until expiration, but in no event longer than 12 months plus odd time, to a maximum of 18 months in all.

8/7/95           Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS


                By giving the Reinsurer 30 days notice prior to any 12/31, the Reinsured shall have the option to relieve the Reinsurer of the unexpired liability under subject policies in force at termination and to reassume the ceded unearned premium reserve.

SPECIAL
TERMINATION:    Any party hereto may terminate this agreement at any time with respect to the affected party or parties by giving 15 days notice in writing to such affected party or parties upon the happening of any one of the following circumstances:

                1. a. The state of domicile of the affected party or the Illinois Insurance Exchange (in the case of Transco Syndicate #1, Ltd.) orders the affected party to cease writing business, or

                   b. The affected party has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations, or

                   c. The policyholders' surplus of the affected party has been reduced by whichever is greater, either 50% of the amount of surplus at the inception of this Agreement or 50% of the amount at the latest anniversary, or

                   d. The affected party has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the party's operations previously, or

                   e. The affected party has reinsured its entire liability under the Agreement without the terminating party's prior written consent.

                2. The Reinsurer may terminate this agreement at any time on 15 days notice in writing with respect to Alpine Insurance Company if its Best's rating drops below A-or with respect to Transco Syndicate # 1, Ltd., if its Best's rating drops below B+.

8/7/95                   Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS

                3. The Reinsured may terminate this agreement at any time on 15 days notice in writing with respect to any Reinsurer whose Best's rating drops below A-.

                4. This agreement is also subject to the loan between Signet Star Holdings and Exstar Financial Corporation. If terms of this loan cannot be agreed by December 31, 1995, this agreement may be terminated by the Reinsured upon 15 days notice in writing as of December 31, 1995.

                In the event of such termination, the liability of the Reinsurer shall be terminated in accordance with the cut-off or run-off termination provisions of this agreement.

                It shall be understood that policies attaching prior to the cancellation of this agreement for the items mentioned in this termination section shall be considered bound into this agreement.

COMMUTATION:    The parties may agree to commute this agreement at any time upon terms to be mutually agreed.

TERRITORY:      Per original policies.

LIMIT: 50% Quota Share, subject to a maximum cession of $250,000 (being 50% of $500,000) each and every policy, each and every loss occurrence or claim made, each insured. Allocated loss adjustment expense pro rata in addition to the limit unless such expenses are inclusive in the primary policy limit.

                The Agreement is subject to an aggregate limit for each underwriting year equal to 129.63% of ceded "net net" earned premium. Subject to the annualized premium cession cap of $25,000,000, and upon mutual agreement of the parties, the Quota Share percentage may prospectively be revised either upwards or downwards from 50% within the last quarter of the first underwriting year (i.e., October 1 through December 31, 1995) and the fourth quarter of subsequent "underwriting years." However, prior to the Reinsured ceding any business at a revised percentage, the Reinsurer must agree on such revision which shall apply only to those months remaining in the underwriting year.

8/7/95     Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS


PREMIUM: Pro rata of "net net" unearned premium portfolio for subject policies in force at April 1, 1995 and of original "net net" written premium income.

                "Net net" is defined as the gross original premium plus additional premium for extended reporting periods, less returned premium for cancellations and reductions, less premiums ceded for inuring reinsurances. Of the resulting amount, 70% of this "gross net unearned premium portfolio" for in-force business and 70% of the "original gross net written premium" for new and renewal business will be paid to the reinsurers on a provisional basis as "net net" premium.

                The maximum premium cession under this agreement is limited to $25,000,000 (on an annualized basis) for each underwriting year.

PREMIUM
ADJUSTMENT:     The "net net" earned premium (i.e., the provisional 70%)
                adjustment shall be made based upon gross net earned premium
                (i.e., before 70%) adjusted in accordance with the following scale applicable to each underwriting year:


                Maximum
                Additional:     11.0% of gross net earned premium due at a 77%
                                loss ratio, sliding .50 for 1.0 to
                                Additional 7.0% of gross earned net premium due at a 69% loss ratio, sliding 1.75 for 1.0 to

                Provisional:    No additional premium due at a 65% loss ratio,
                                sliding 1.0 for .75 to

                                Reduction of 4.0% of gross net earned premium paid at a 62% loss ratio, sliding .60 for 1.0 to

                                Reduction of 10.0% of gross net earned premium paid at a 52% loss ratio, sliding 1.0 for 1.0 to

                Maximum
                Reduction:      15.0% of gross net premium paid at a 47% loss
                                ratio

                Such adjustments to be made quarterly, 45 days following the end of the underwriting year. For the first underwriting year, the first upward adjustment shall be made on February 15, 1996 and annually thereafter until all losses are

8/7/95                 Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS

                settled. However, no premiums are to be returned to the Reinsured until 60 months after inception of each underwriting year (except the first underwriting year, which is 54 months, i.e., January 1, 2000). Case reserves must be mutually agreed.

                To determine the "loss ratio" for purposes of adjustment to the above scale, the numerator includes ceded paid and unpaid losses, allocated loss adjustment expenses and ECO and XPL; the denominator is the gross net earned premium for the underwriting year.

REPORTS &
REMITTANCES:    Monthly within 30 days, the Reinsured will provide a premium bordereau listing the policy number, the name of the insured, location (city and state), policy limit, policy type, effective date, description of exposure, gross receipts, total gross written premium, quota share net net premium ceded, and retroactive dates on all claims made policies. Audits, extensions, cancellations and other endorsement changes will be presented with this bordereau disclosing the type of endorsement, the cancellation dates where applicable and the premium generated.

                In addition, the Reinsured will furnish a loss bordereau monthly within 30 days to include the following: Losses Paid, Loss Adjustment Expenses Paid, Salvages/Recoveries, Total Outstanding Reserve.

                Within 30 days after the end of each calendar quarter, a summary account will be due showing the gross net written premium and net net ceded written premium. Remittances shall be rendered 30 days following each calendar quarter via wire transfer.

                Accounts to allocate Premium, paid Losses, Unearned Premium Reserve and Outstanding Losses to each underwriting year. Annually, any information the Reinsurer may require to complete its annual convention statement.

                For accounting purposes, the Reinsured shall have the option of internally "grossing up" premium ceded to the Reinsurer to allow for acquisition costs and other costs on the business subject to this agreement.

NOTICE OF LOSS: The Reinsured will advise the Reinsurer promptly of all claims hereunder and of any subsequent developments pertaining thereto which are reserved net of

8/7/95          Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS

                policy deductible for loss and/or loss adjustment expenses at $250,000 or more from the ground up.

                "Claims Injury Criteria" Notwithstanding the above, the Reinsured shall promptly advise the Reinsurer of all bodily injury losses involving the following major injuries:

                Fatality
                Spinal cord injuries (quadriplegia, paraplegia)
                Brain damage (seizure, coma or physical/mental impairment) Severe burn injuries resulting in disfigurement or scarring Total or partial blindness in one or both eyes
                Amputation of a limb or multiple fractures
                Major organ (such as heart, lungs)

EXCLUSIONS:     Per attached Exclusion List.

OTHER
REINSURANCE:    The Reinsured maintains semiautomatic reinsurance agreements for $1,500,000 excess $500,000 UNL for each and every loss occurrence, each and every claim made, each insured. It is the intent of the parties that the business that is subject hereunder is substantially the same business that is subject to such semiautomatic reinsurance agreements.

ORIGINAL
CONDITIONS:     All reinsurances falling under this Agreement shall be subject to the same rates, terms, conditions and waivers, and to the same modifications, alterations and cancellations as the respective policies, contracts and binders of the Reinsured.
                This Agreement shall not in any manner create any obligations or establish any rights against the Reinsurer or the Reinsured in favor of any third parties or any persons not parties to this Agreement.

OFFSET: The Reinsured and the Reinsurer (and their subsidiary, affiliated or associated Companies) may offset any balance for amount due one party to the other under this Agreement. However, in the event of the insolvency of any party hereto, Offset shall only be allowed in accordance with applicable law.

        8/7/95          Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS

GENERAL
CONDITIONS:     Definition of Occurrence and Claims Made
                Net Retained Liability
                Loss and Loss Adjustment Expenses
                Salvage and Subrogation
                Errors and Omissions
                Currency
                Access to Records
                Taxes
                Federal Excise Tax
                Arbitration
                Service of Suit
                Funding of Loss and Unearned Premium Reserves
                Insolvency
                Extra Contractual Obligations Clause - (80% to be included in the limit)
                Excess of Policy Limits Clause -(80% to be included in the limit)
                For ECO and XPL - one additional limit allowed for 80% of total
                  ECO and
                XPL losses not covered under ECO and XPL Clauses
                Alexander Reinsurance Intermediaries, Inc. Intermediary Clause

8/7/95  Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            CASUALTY QUOTA SHARE
TWO PRUDENTIAL PLAZA                                  COVER NOTE NO.: CH 0333-95
180 N. STETSON AVENUE
CHICAGO, ILLINOIS 60601-6714
TELEPHONE: 312-565-6300

TCO INSURANCE SERVICES, INC.
CHICAGO, ILLINOIS

                      REINSURERS EFFECTIVE APRIL 1, 1995


REINSURED WITH                                                  PERCENTAGE

Signet Star Reinsurance Company                                     80.00%
Reliance Reinsurance Corp. on behalf of
Reliance Insurance Company                                          20.00%
                                                                    ------

TOTAL PLACEMENT                                                    100.00%



Alexander Reinsurance                 Transco Syndicate #1, Ltd.
Intermediaries, Inc.                  Alpine Insurance Company


Daniel M. Collins        8/7/95        Richard G. Kersten        8/8/95
----------------------   ------------- ----------------------    -------------
Daniel M. Collins        Date          Richard G. Kersten         Date
Senior Vice President                  Secy/Sr. V.P./Gen. Counsel
                                       Alpine Insurance Company

Margaret A. O'Brien       8/7/95       Richard G. Kersten        8/8/95
----------------------   ------------- ----------------------    -------------
Margaret A. O'Brien, CPCU Date         Richard G. Kersten         Date
Assistant Vice President               Secy/Sr. V.P./Gen. Counsel
                                       Transco Syndicate #1, Ltd.

8/7/95          Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            TRANSCO SYNDICATE #1, LTD.
TWO PRUDENTIAL PLAZA                                    ALPINE INSURANCE COMPANY
180 N. STETSON AVENUE                                       CASUALTY QUOTA SHARE
CHICAGO, ILLINOIS 60601-6714                                          CH 0333-95
TELEPHONE: 312-565-6300




                                  EXCLUSIONS
     1.  Assumed reinsurance;

     2.  Pollution liability as excluded in the Subject Policies;

     3. Aircraft or airports as respects coverage for all liability arising out of ownership, maintenance, or use of any aircraft or flight operations except for industrial aid, pleasure, or business craft when written as incidental to the original policy;

     4. Products Liability as respects the manufacture, sale or distribution of aircraft or aircraft parts, pertaining to essential instrumentation, mechanical or structural components relating thereto.

     5.  Products recall insurance, warranty liability or tampering liability.

     6. Operations of railroads and subways, provided, however, this exclusion shall not apply to risks operating exclusively within the insured's premises and which are incidental to the overall operations of the insured;

     7.  An oil refinery's operations;

     8.  Asbestos liability, as excluded in the Subject Policies;

     9.  Financial guarantee and insolvency;

     10. Loss or liability excluded by the provisions of the "Nuclear Incident Exclusion Clause - Liability - Reinsurance USA and Canada";

     11. Disposal of hazardous chemicals or hazardous waste including transporters, contractors, or waste site operators, provided, however, this exclusion shall not apply to risks classified by the Companies as residential waste haulers;

     12. Manufacture, handling, storage, or transportation of any explosive substance intended for use as an explosive (explosive substance being defined as any substance manufactured for the express purpose of exploding as differentiated from other commodities used industrially and which are only fortuitously explosive such as gasoline, fuel gases, and dyestuffs);

     13. Any risk engaged in the production, packaging, distribution, promotion or sale (except retail sale) of tobacco or tobacco products, insofar as injury arises out of the alleged hazardous properties of tobacco;

8/7/95              Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            TRANSCO SYNDICATE #1, LTD.
TWO PRUDENTIAL PLAZA                                    ALPINE INSURANCE COMPANY
180 N. STETSON AVENUE                                       CASUALTY QUOTA SHARE
CHICAGO, ILLINOIS  60601-6714                                        CH 0333-95
TELEPHONE: 312-565-6300

                                   EXCLUSIONS

14.     Motor vehicle racing, when written as such;

15.     Fidelity or crime coverage for financial institutions;

16. Medical Malpractice, unless the professional exposure is considered to be incidental (it being understood that this exclusion shall not apply to druggists, pharmacists, morticians, cemeteries, health studios, and reducing salons liability);

17. Professional Liability for accountants, lawyers, architects and engineers, insurance agents and brokers, security guards and real estate agents;

18.     Political risk or credit insurance;

19.     Underground mine operations;

20.     SEC liability;

21. All liability of the Companies arising by contract, operation of law, or otherwise from their participation or membership, whether voluntary or involuntary, in any insolvency fund ("insolvency fund" being defined to include any guaranty fund, insolvency fund, plan, pool, association fund, or other arrangement, howsoever denominated, established or governed, which provides for any assessment of, payment by, or assumption by the Companies of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part);

22. Pools and associations, being liability assumed by the Companies, directly or indirectly, as a participant in or assuming member or reinsurer of any pool or association, provided, however, this exclusion shall not exclude liability assumed by a Company as syndicate member of the Illinois Insurance Exchange as a participant on a line slip policy;

23. Workers' compensation (including occupational disease) and employers' liability insurances. This exclusion shall not apply to Contingent Employers' Liability ("stop gap") coverage that may be attached to Comprehensive General Liability policies in the states of Washington, Wyoming, North Dakota and Ohio;

24.     Circuses and power-driven amusement devices;

                   Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            TRANSCO SYNDICATE #1, LTD.
TWO PRUDENTIAL PLAZA                                    ALPINE INSURANCE COMPANY
180 N. STETSON AVENUE                                       CASUALTY QUOTA SHARE
CHICAGO, ILLINOIS  60601-6714                                        CH 0333-95
TELEPHONE: 312-565-6300

                                   EXCLUSIONS

25. Fire, police, or salvage equipment, unless written as a minor part of a fleet of other vehicles which are not otherwise excluded (it being understood that the term "salvage equipment" applies to equipment working in conjunction with fire departments and assigned to answer emergency alarms);

26. Long-haul trucking (generally being understood as regular operations to locations more than 200 miles from the insured's base or bases of operations);

27. Ocean Marine business and all forms of legal liability arising out of the operation or navigation of ships or vessels;

28.     Agricultural spraying;

29.     All exterminators;

30.     Retroactive liability and all back dates in excess of 30 days;

31.     Primary automobile liability to include non-owned and hired;

32.     Municipalities and governmental agencies;

33. Liquor liability, except when written in the states of California and Nevada;

34.     Construction of tunnels, dams, subways, and nuclear power plants;

35. Ship builders and ship repair. Definition of a ship being over 100 feet in length;

36.     Environmental impairment liability;

37.     Boiler and Machinery liability;

38.     Kidnap and ransom;

39. Ocean Marine, Admiralty Jones Act, and FELA, except incidental Jones Act as related to the use of watercraft 50 feet or less in length, and FELA as related to the existence and use of railroad side tracks;

40.     Electric utilities;

41. Insureds with projected receipts in excess of $40 million at the inception or anniversary of the policy;

                  Alexander Reinsurance Intermediaries, Inc.

ALEXANDER REINSURANCE INTERMEDIARIES, INC.            TRANSCO SYNDICATE #1, LTD.
TWO PRUDENTIAL PLAZA                                    ALPINE INSURANCE COMPANY
180 N. STETSON AVENUE                                       CASUALTY QUOTA SHARE
CHICAGO, ILLINOIS  60601-6714                                        CH 0333-95
TELEPHONE: 312-565-6300

                                   EXCLUSIONS

42.     Umbrella Liability.

The exclusions enumerated above (other than the exclusions enumerated in paragraphs 1, 2, 9, 10, 21, and 27) shall not apply when the items or activities enumerated are merely incidental to the main operations of the insured or when the insured's services are subcontracted for on a limited-time basis to perform services for an excluded entity, provided such main operations are covered by the Subject Policies and are not themselves excluded from the scope of this Agreement. The Company shall be the sole judge of what is "incidental" for purposes of this Article.

Should the Company, by reason of an inadvertent act, error, or omission, be bound to afford coverage excluded hereunder, the Reinsurer shall waive the exclusions with the exception of the exclusions enumerated in paragraphs 1, 2, 9, 10, 21, and 27. The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by the responsible underwriting authorities of the Company (being defined as the Senior Vice Presidents of Underwriting or their equivalents) plus the minimum time period required thereafter for the Company to terminate such coverage.

The Company may submit to the Reinsurer, for special acceptance hereunder, business not covered by this Agreement. If such business is specially accepted by the Reinsurer, it will be subject to the terms of this Agreement, except as this Agreement's terms are modified by the special acceptance. Any special acceptance business covered under the reinsurance agreement that is replaced by this Agreement, if any, shall be automatically covered hereunder. Further, should any Reinsurer(s) become a party to this Agreement subsequent to the acceptance of any business not normally covered hereunder, said Reinsurer(s) automatically shall accept such business as being a part of this Agreement.

                   Alexander Reinsurance Intermediaries, Inc.

                           [ALEXANDER RE LETTERHEAD]


                              REINSURANCE SECURITY

Alexander Reinsurance Intermediaries, Inc. recognizes the importance to our clients of having reinsurers which are properly managed and financially sound. Our objective is to utilize reinsurers, which based upon information available to us, appear to provide sufficient security to meet the obligations of the reinsurance contracts written for our clients.

Our review of reinsurers is based on objective and subjective criteria. Subsidiaries of an insurance parent are also evaluated on the financial strength of the parent company. Our analysis generally includes, (but is not limited to):

        1. Audited financials, 10K (as applicable), Annual Report and Management's Discussion and Analysis of financial condition and results of operations.

        2. Annual Statement review includes Policyholder Surplus level, writings to surplus, lines of business, assumed and ceded business (per Schedule F), loss development and investment portfolio analysis.

        3.      Review of independent rating agency information.

        4.      Actuarial opinion.

        5.      NAIC test results.

        6.      State insurance department examinations.

        7.      Historical relationship of reinsurer and or affiliates.

Underwriting managers are reviewed as separate entities. Each relationship requires an agreement between the reinsurer and the underwriting manager. These agreements are obtained and reviewed in addition to the background information of the principals of the organization, experience, and financials of the management company where provided by the managers.

Foreign markets used in connection with correspondent brokers in the London market are subject to review by the correspondent and additionally reviewed and evaluated by the Alexander Reinsurance Intermediaries, Inc. Security Committee.

Financial records are maintained for the markets. Additionally, the Security Committee considers the experience and reputation of the company's management, its sources of business, underwriting philosophy, and its record of performance in good times and bad.

The Security function is a continual process that requires us to monitor the financial condition of the markets as well as the state of the marketplace. Upon completion of the placement and again at each anniversary date, we request that the client review all security. As reinsurance intermediaries, we cannot guarantee the security of any reinsurer but hope that our analysis, judgement and professionalism will mitigate potential credit risks.




November 1, 1994



[ALEXANDER RE LOGO]                   ALEXANDER REINSURANCE INTERMEDIARIES, INC.

                           [INTERE RFC LETTERHEAD]



                 COVER NOTE NO.:  MA962045  DATE:  JUNE 5, 1996

                               ENDORSEMENT NO.: 1

                        TRANSCO SYNDICATE #1 LTD. AND/OR
               ALPINE INSURANCE COMPANY ON BUSINESS ADMINISTERED,
          UNDERWRITTEN OR SERVICED BY T.C.O. INSURANCE SERVICES, INC.
                       MARINE EXCESS OF LOSS REINSURANCE
                            $4,000,000 XS $6,000,000
                            EFFECTIVE MARCH 1, 1996

It is hereby noted and agreed that with effect from inception, the Minimum and Deposit Premium Clause should read as follows:

Minimum and Deposit:  USD130,000 payable half yearly in advance.

Adjustable at 1.85% Net Premium Income accounted for during the period hereon, all years of account.

The Reinsured shall have the option of internally "grossing up" their premium ceded to reinsurers to allow for acquisition costs and other costs on the business subject to this agreement.

All other terms, clauses and conditions remain unaltered.

                                        For and on behalf of:

                                        MINET RE NORTH AMERICA, INC.
                                        Doing business as
                                        INTERE INTERMEDIARIES, INC.

                                        Roger Roberts
                                        ----------------------------------
                                                Senior Vice President

ALPINE INSURANCE CO. ON BUSINESS ADMINISTERED, UNDERWRITTEN OR SERVICED BY T.C.O. INSURANCE SERVICES,INC.

     Scott Thompson
--------------------------
   Authorized Signature

       JUN 20 1996
--------------------------
         DATE


                                 Page 1 of 1



DL:yd
2045-end